Exhibit 10.1


                     JOHN DEERE INVENTORY SECURITY AGREEMENT
                          CREDIT AND POWER OF ATTORNEY

TO: DEERE CREDIT, INC. ("Secured Party"), which has its principal place of business at 1415 28th Street, West Des Moines, Iowa 50266-1450 as of the date set forth in the final paragraph of this Agreement.

The undersigned entity or person ("Debtor") intends to engage or is engaged in the business of buying, selling and generally dealing in goods of various types at retail and, from time to time, may desire Secured Party to finance the acquisition of such goods from manufacturers or other suppliers acceptable to Secured Party.

Therefore, the parties agree as follows:

1.  DEFINITION OF COLLATERAL The term "Collateral," as used herein, shall mean:

1.1 Inventory. All Inventory or goods of whatever description held for sale, rent or lease by Debtor, now or hereafter owned, or now or hereafter in the possession, custody or control of Debtor, wherever located, together with all attachments, accessories, additions and substitutions, including all returns and repossessions (hereinafter called "Inventory");

1.2 Rights Against Suppliers. All of Debtor's rights to any rebates, discounts, credits, factory holdbacks and incentive payments which may become due to Debtor by the manufacturer or distributor with respect to any of the Inventory;

1.3 Equipment and Fixtures. All of Debtor's equipment, fixtures, accounts, contract rights, chattel paper, instruments, documents and general intangibles, whether now owned or hereafter acquired;

1.4 Proceeds. All proceeds from the above-described Collateral, including, but not limited to, insurance proceeds payable by reason of loss or damage to any of the Inventory, equipment and fixtures, cash, goods, instruments, accounts, chattel paper, contract rights, and replacement Inventory.

2.  APPLICATION FOR CREDIT.

2.1 Request. Debtor may request financing from Secured Party for the purchase of goods from any supplier and, if Secured Party elects, in its sole discretion, to make such financing available, it shall be made in such amounts and upon such conditions as Secured Party may determine. Debtor agrees that Secured Party may, at any time and without notice, elect not to finance Inventory if the supplier is in default of its obligations to Secured Party or Secured Party is otherwise reasonably insecure.

2.2 Execution of Documents. As part of an application for such financing, Debtor shall execute and deliver to Secured Party any and all additional writing that Secured Party deems necessary or desirable to accomplish the purposes of this Agreement, including, but not limited to Financing Statements and any amendments thereto.

2.3 General Terms. Debtor and Secured Party agree that the financial terms of any advance by Secured Party hereunder, such as finance charge rates, other fees, maturities and curtailments, are not fully set forth because such terms depend, in part, upon supplier incentives or discounts, general economic conditions, governmental and quasi-governmental actions, Debtor's volume and outstanding indebtedness with Secured Party and other market factors. This Agreement provides the general terms only of Secured Party's financing program with Debtor. Debtor shall be deemed to have accepted the specific terms of each financing transaction hereunder unless Debtor notifies Secured Party in writing of any objection within fifteen (15) days of receipt of Secured Party's confirmation. If Debtor timely objects to the terms of any extension of credit (other than the initial credit transaction which cannot be protested), and

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mutually agreeable terms cannot be negotiated, Debtor agrees to pay Secured
Party for such financing on the same terms and conditions as the immediately preceding extension of credit for like Inventory from the same supplier, to which Debtor has not objected. In this event, Debtor acknowledges that Secured Party may then elect to suspend or terminate this Agreement. Termination for this reason alone will not be deemed default of this Agreement, and prior extensions of credit shall not be accelerated, unless Debtor is otherwise in default under this Agreement. Without limiting the generality of the remainder of this Section 2.3, the parties acknowledge that the interest rate applicable to all notes funded under this Agreement has been determined based upon a number of factors, including, without limitation, market conditions, usage of the available credit facility and credit quality of Debtor. Debtor expressly agrees that if Secured Party determines that any of these factors has changed, Secured Party may, in the exercise of its discretion, adjust the interest rate, either upwards or downwards, for all existing and future notes upon the delivery of written notice to Debtor. This interest rate adjustment shall be effective thirty (30) days subsequent to the date of such written notice.

2.4 Credit Verification. Debtor agrees Secured Party may verify any information provided by Debtor with Debtor's references, other third parties, and through credit reporting agencies, and Debtor agrees that Secured Party may provide to any third party any credit, financial or other information on Debtor that Secured Party may possess.

3. SELECTION OF INVENTORY; DISCLAIMER OF WARRANTY. Debtor has selected both the Inventory and the supplier from whom debtor acquired the Inventory and Debtor assumes all responsibility and risk for the existence, character, quality, condition and value of the Inventory. This is an agreement regarding the extension of credit and not the provision of goods and services. Debtor irrevocably waives any claims against Secured Party with respect to the Inventory whether for breach of warranty or otherwise and shall not assert against Secured Party any claim or defense Debtor may have against any supplier of Inventory to Debtor. Any such claims shall not alter, diminish or otherwise impair Debtor's liabilities or obligations to Secured party.

4. GRANT OF SECURITY INTEREST. Debtor grants to Secured Party a security interest in all Collateral of Debtor. The security interest granted under this Agreement or under any other present or future agreement between Debtor and secured Party or any of Secured Party's affiliates or subsidiaries, shall secure the payment and performance of all debts, liabilities and obligations of Debtor to Secured Party, its affiliates and subsidiaries, whether presently existing or hereafter arising or created.

5. PAYMENT OF DEBTS DUE FROM SUPPLIER. Debtor assigns to Secured Party and agrees to pay the amounts described in Paragraph 1.2 to Secured party, as soon as the same are received, for application to Debtor's obligations hereunder. Debtor authorizes Secured Party to collect any such amounts directly from the manufacturer, supplier or distributor, and, upon request of Secured Party, to so instruct the manufacturer or distributor to make payments directly to Secured Party.

6. DOCUMENTS OF TITLE. Debtor shall promptly deliver to Secured Party any Certificate of Title, Certificate of Origin, or manufacturer's Statement of Origin issued for each item of Inventory, or cause any manufacturer or supplier of Inventory or other third party which may hold such Certificate, or Statement to deliver same to Secured party. Secured Party shall have the right to hold such documents until such items of Inventory are sold and to have its lien or security interest noted thereon.

7. OBLIGATIONS OF DEBTOR. Debtor shall have the following obligations to Secured
Party:

7.1 Use and location. Debtor will only display and sell Inventory to buyers in the ordinary course of business. L Debtor shall not use (except for incidental demonstration for sale), rent, lease, transfer or dispose of Inventory except as provided herein, nor permit, without the written consent of Secured Party, the Collateral to be subject to any lien, encumbrance or security interest except that granted herein. All Inventory shall be located at the address(es) listed in Paragraph 20. Secured Party may examine the Inventory and Debtor's books and records regarding the Inventory, at any time.

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7.2 Documents. Debtor will execute all documents Secured Party requests to evidence a credit extension and to perfect Secured Party's Inventory purchase money security interest, or otherwise assist Secured Party to obtain any necessary subordination agreements, waivers, or releases to ensure Secured Party has the first priority, purchase money security interest in the Inventory.

7.3 Condition. Debtor shall keep all Inventory in good order, repair and operating condition, and shall immediately notify Secured Party of any loss, theft, or damage to the Inventory.

7.4 Taxes. Debtor shall pay immediately all taxes, expenses, assessments and charges that may now or hereafter be levied or assessed against the Collateral. If Debtor fails to pay such taxes, fees or charges, Secured party may, but shall not be obligated to, do so on Debtor's behalf and demand from Debtor repayment of all such amounts plus interest at the highest contract rate allowed by law.

7.5 Payment. Debtor's payments are due upon receipt of its monthly billing statement. Payment of the Late Fee will not waive the default caused by the failure to make such payment. Debtor shall pay Secured Party promptly when due the amount of any extension of credit according to the terms of any floorplan note or any other writing evidencing such extension of credit, including, but not limited to, all accrued and unpaid interest, any required curtailments, maturities and additional charges and fees as required in any Addendum, Terms Schedule or other written supplement to this Agreement, all without regard to any manufacturer or distributor rebates, credits, holdbacks or discounts. Notwithstanding the foregoing, Debtor agrees to pay Secured Party the amount of any extension of credit on each item of inventory financed hereunder immediately upon the sale thereof or removal from the location listed in Paragraph 20 except for the purposes of incidental demonstration.

Secured Party may apply payments received from Debtor toward the payment of any obligations of Debtor in such order of application as Secured party may determine. Secured party may apply payments to finance charges first, then to principal, regardless of Debtor's instructions and it may apply payments to the oldest (earliest) Inventory floorplan notes. All principal stolen, lost, damaged, rented, leased or otherwise missing.

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If Secured Party determines that the aggregate outstanding credit owed by Debtor exceeds the aggregate wholesale invoice price of the Inventory in Debtor's possession, Debtor shall immediately upon demand pay Secured Party the difference between the two amounts. Acceptance by Secured party of past due amounts shall not be construed as a waiver of default or an amendment to the terms of this Agreement. Any supplier or third party discount, rebate, bonus, or credit paid to Secured Party will not reduce Debtor's obligations to Secured Party until such payment becomes Secured Party's cash.

7.6 Finance Charge Calculation. All payments are due upon Debtor's receipt of Secured Party's monthly or other billing statement. Debtor agrees to pay Secured Party finance charges on the outstanding principal indebtedness owing for each item of Inventory at the rate(s) provided in the Terms Schedule in effect on the applicable floorplan note (or other evidence of debt) created related to such Inventory, unless Debtor objects thereto as provided in Section 2.3. Finance charges at the stated rate shall be computed based on a 360 day year and calculated by multiplying the Daily Charge (defined below) by the actual number of days in the applicable billing period. Such finance charges shall accrue from the floorplan note date for the Inventory until Secured Party receives the entire principal amount. The "Daily Charge" is the product of the Daily Rate (defined below) multiplied by the Ending Daily Balance (defined below). The "Daily Rate" is the quotient of the annual rate provided in the Terms Schedule divided by 360. The "Ending Daily Balance' is the outstanding principal balance owed at the end of each day on each floorplan note during a billing period.

Notwithstanding the above, Debtor acknowledges that Secured Party intends to strictly comply with all applicable usury laws governing this Agreement. Should such law other than Iowa apply and the usury rate be less than that billed, any excess finance charges paid shall be deemed payment on the unpaid principal on the applicable floorplan note. If an overpayment of principal results, it may be applied to principal on any other floorplan note, and if none, refunded to Debtor.

7.7 Additional Charges. If Secured party does not receive by the 20th day of any given month payment of all amounts listed on the monthly billing statement, Debtor will, to the maximum extent permitted by applicable law, pay Secured Party a late fee in the amount equal to the greater of $25.00 or 5% of the amount of such delinquent payments (the "Late Fee"). To the extent permitted by applicable law, Debtor agrees to pay Secured party $100 for each check returned unpaid for insufficient funds to cover administrative costs. In addition, Debtor shall pay the following additional fees to Secured Party:

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8. INSURANCE. Debtor shall keep the Inventory insured with an insurance company acceptable to Secured Party for full value against all insurable risks with Secured Party as the loss payee, and will notify Secured Party in writing ten
(10) days before changing or canceling such insurance. Debtor shall provide Secured Party with written evidence of such coverage and loss payable and lender's clauses. If Debtor should fail to obtain such insurance, Secured Party may, but shall not be obligated to, do so on Debtor's behalf and demand from Debtor repayment for all expenditures together with interest at the highest contract rate allowed by law.

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9. DEBTOR'S RECORDS AND FINANCIAL INFORMATION. Debtor shall keep accurate and complete records of the Collateral that may be examined by Secured Party upon request. Debtor agrees to provide within 90 days of the end of Debtor's fiscal year Financial Statements and shall provide management prepared Financial Statements within 45 days of the end of each fiscal quarter of Debtor. For the purposes of this Section 9, Financial Statements shall include, without limitation, reasonably detailed balance sheets and reasonably detailed income statements, all prepared in accordance with generally accepted statements, all prepared in accordance with generally accepted accounting principles, consistently applied. Debtor grants Secured Party an irrevocable license and right to occupy Dealer's business locations during normal business hours without notice to verify the Inventory, examine Debtor's books and records relating to the Inventory and Collateral, and to verify Debtor's compliance with this Agreement. Debtor shall give Secured Party at least 45 days prior written notice of any change in Debtor's identity, name, location, form of business organization, ownership, and additional business locations.

10. POWER OF ATTORNEY. Debtor hereby grants a Power of Attorney to Secured Party (which may be exercised by any agents or employees of Secured Party) under which Secured Party may execute, on behalf of Debtor, any trust receipts, floorplan notes, chattel paper, financing statements and amendments thereto, or other writing in connection with this Agreement as attorney-in-fact for Debtor. Debtor hereby directs Secured Party to sign all floorplan notes on Debtor's behalf. Secured Party agrees to furnish Debtor a copy of such notes upon written request of Debtor. Debtor shall call any errors in such floorplan notes to Secured Party's attention within fifteen (15) days of Debtor's receipt of such note or receipt of Debtor's monthly statement. Secured Party will sign a corrected note in replacement of any incorrect note. Under this Power of Attorney, Secured Party is authorized to execute any such writings manually or by affixing a mechanical facsimile or printed signature. Upon Debtor's request, Secured Party will furnish Debtor with a copy of each writing executed under the Power of Attorney.

11. EVENTS OF DEFAULT. The following events shall constitute a default under this Agreement:

11.1 Failure to Pay. Any failure by Debtor to pay any portion of its debts to Secured Party when due and payable hereunder.

11.2 Breach. Any breach or failure of Debtor to observe or perform any of its other terms, obligations, representations, warranties, covenants or undertakings hereunder.

11.3 Misrepresentation. Any misrepresentation by Debtor to Secured Party in connection with the business and financial condition or organizational structure of Debtor or any misrepresentation relating to the Collateral.

11.4 Death or Dissolution. Death or dissolution of Debtor or of any guarantor or surety for Debtor" obligations hereunder.

11.5 Termination of Guaranty. The termination by any guarantor or surety of a guaranty or suretyship with respect to Debtor.

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11.6 Insolvency Proceedings. Debtor or any guarantor or surety; (a) makes an assignment for the benefit of creditors; (b) files or has filed against it a petition in bankruptcy or for the appointment of a receiver.

11.7 Judgments/Attachment. Any other creditor, customer or tax authority obtains a judgment or lien against Debtor or any guarantor, or any attachment, sale or seizure issues or is executed against any assets of Debtor or any guarantor.

11.8 Collateral Impairment/Sale Out of Trust. Any material reduction in the value of the collateral or any act of Debtor which imperils the prospect of full performance or satisfaction of Debtor's obligations hereunder; any sale, lease, rental, or other transfer of any Inventory by Debtor without informing Secured Party and promptly paying off the applicable floorplan note and any other charges.

11.9 Fraudulent Acts. Debtor has concealed, removed, transferred or permitted to be concealed, removed or transferred, any part of its assets, so as to hinder, delay or defraud any of its creditors or in such manner as would be fraudulent under any bankruptcy, insolvency, fraudulent conveyance or similar law.

11.10 Loss of Right to Sell. Debtor has voluntarily or involuntarily given up or lost any franchise, permission, license or right to sell or deal in any product line of Inventory that represents a significant portion of Debtor's sales volume.

11.11 Insecurity. Secured Party shall, in good faith, deem itself insecure with respect to any of the Collateral or repayment of any of the amounts described herein.

12. REMEDIES. In the event of a default, as defined in Paragraph 11:

12.1 Acceleration. Secured Party shall have, in addition to any and all rights under the Uniform Commercial Code, the option to terminate this Agreement immediately and to declare any and all indebtedness or liabilities of Debtor to Secured Party immediately due and payable without notice or demand.

12.2 Default Finance Charge. Secured party may impose a default finance charge to all of Debtor's outstanding principal indebtedness equal to that default rate, if any, specified in the Terms Schedule, or if there is none specified, at the lesser of 16% per annum on each outstanding floorplan note, or the highest lawful contract rate of interest permitted under applicable law.

12.3 Assembly of Collateral. Debtor shall, if Secured Party so requests, assemble the Inventory and deliver it to Secured Party, in good order and repair at Debtor's expense, at a place designated by Secured Party.

12.4 Repossession and Sale. Secured Party shall also have the right to take immediate and exclusive possession of all Collateral or any part thereof, wherever it may be found, and also may enter any of the premises of Debtor, with or without process of law, without force, wherever the said Collateral may be or supposed to be and take possession of, and remove, sell, and dispose of, said Collateral, or any part thereof, at public auction or private sale. Secured Party reserves the right to bid and become the purchaser at any such sale. Debtor acknowledges that a manufacturer's repurchase agreement may exist as to the Collateral, and Debtor hereby agrees that, without limiting other methods of disposition, commercially reasonable foreclosure sale under the uniform Commercial Code. Debtor hereby specifically waives any right to judicial proceedings prior to Secured Party's exercise of this right of "self-help" repossession.

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12.5 Commercial Sale. Dealer agrees that Secured Party may, at its option, either (i) conduct a private sale of any or all of the Collateral, (ii) liquidate the Collateral to any supplier of Inventory or (iii) liquidate the Collateral at a public sale. Without limiting the methodology of disposing of the Collateral and without excluding other methods of conducting a private sale, Debtor agrees that a private sale is a commercially reasonable sale under the Uniform Commercial Code if Secured Party requests bids from at least three (3) dealers, distributors or suppliers of Inventory of that type and any sale occurs in whole or in parcels within 180 days after Secured Party obtained possession and authority (if needed) to sell the Inventory and the sale is made to the highest bidder making a written cash offer. Debtor agrees that any resale of Inventory to the supplier of inventory (commonly called a Manufacturer's Repurchase) under any agreement between the supplier and Secured Party is a Uniform Commercial Code and no requests for bids shall be required. 12.6 Costs and Expenses. Debtor shall pay all costs incurred by Secured party in the collection of any indebtedness or liabilities owed Secured Party by Debtor and the enforcement of any obligations of Debtor to Secured party, including the costs of repossession, reasonable attorney's fees and other legal expenses, and reasonable costs of maintenance, possession and sale of the Collateral.

12.7 Notice. Any notification of collateral disposition shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to Debtor.

12.8 Application of Proceeds. Any proceeds of the Collateral may be applied by Secured Party to the payment of the reasonable expenses of retaking, holding, preparing for sale, selling and the like, including reasonable attorney's fees and legal expenses, and any balance of such proceeds may be applied by Secured Party toward the satisfaction of Debtor's indebtedness or liabilities in such order of application as Secured Party may in its sole discretion determine. Any surplus shall be paid to Debtor, and Debtor agrees to pay any deficiency immediately upon demand.

13. PRIOR ACTS NOT A WAIVER. Secured Party shall have the right at all times to enforce the terms and provisions of this Agreement in strict accordance with the terms thereof, notwithstanding the prior failure of Secured Party to take such action.

14. ASSIGNMENT. Secured Party may assign this Agreement but Debtor may not assign this Agreement without the prior written consent of Secured Party.

15. AMENDMENT. This Agreement and the Terms Schedule attached hereto may not be amended except through a written instrument. Debtor agrees that Secured Party may notify Debtor of amendments to this Agreement. These amendments shall apply to any transactions financed by Secured Party after the date of the amendment without the execution of the amendment by Debtor, but such amendments shall not apply to transactions financed by Secured Party prior to the date of such amendment without Debtor executing and delivering such amendment. Debtor agrees that in addition to the remedies described in Section 12, upon the occurrence of an Event of Default, Secured Party shall have the right to adjust the interest rate for all transactions, including those entered into prior to the date of the adjustment. If Debtor previously signed any Inventory Security Agreement regarding the Collateral with Secured Party, this Agreement will amend and supplement such prior agreement. If this Agreement conflicts with the terms of any prior agreement, the terms of this Agreement shall govern.

16. CHOICE OF LAW. This Agreement is deemed to have been entered into and to be performed at Secured Party's office in West Des Moines, Iowa. The validity, enforceability and interpretation of this Agreement and any promissory notes taken, charges made and sums paid in connection herewith shall be governed by the laws of the State of Iowa. If any provision of this Agreement or its application is deemed invalid or unenforceable, the remainder of this Agreement will not be affected and will remain binding and enforceable.

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17. TERMINATION. Either Secured Party or Debtor may terminate this Agreement by sending thirty (30) days written notice to the other, but termination of this Agreement does not end debtor's obligations to Secured party for those obligations which accrued prior to the effective date of the termination; provided however, no notice of termination to Debtor will be required if Debtor is in default of this Agreement.

18. BINDING ARBITRATION. Except for any action to recover, repossess or replevy any collateral hereunder, and any action to recover any deficiency due Secured Party following the disposition of such collateral, all actions, disputes, claims and controversies under common law, statutory law or equity of any type or nature whatsoever (including, without limitation, all torts, all contract actions, whether regarding express terms or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any Collateral disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between Secured Party and Debtor; or (c) any other relationship, transaction or dealing between Secured Party and Debtor (collectively the "Disputes"), will be subject to and resolved by binding arbitration.

18.1 Any dispute arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be determined by arbitration in the Division of the Federal Judicial District of Secured Party's office in accordance with the provisions of this Section 18 and the Commercial Arbitration Rules ("Rules") of the American Arbitration Association ("AAA") in effect on the date of this Agreement by a single arbitrator who (I) has the qualification sand experience set forth in paragraph 18.2 of this Section 18 and (ii) is selected as provided in paragraph 18.3 of this Section 18; provided, however, that, if the dispute involves more than $1 million, three arbitrators having such qualifications and experience shall be appointed, each of whom shall be selected in the same manner as set forth herein for the selection of a single arbitrator. The arbitrator(s) shall base their award on this Agreement and applicable law and judicial precedent and shall accompany their award. The arbitration shall be governed by the substantive laws of the State of Iowa applicable to contrac6ts made and to be performed therein and by the arbitration laws of the United States (Title 0, U.S. Code), and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

18.2 Every person nominated or recommended to serve as an arbitrator hereunder shall be a lawyer with excellent academic and professional credentials and be a partner in (or counsel to) a highly respected law firm who has had experience as an arbitrator and at least 20 years experience as a practicing attorney specializing in corporate, commercial and financial matters, with expertise in interpreting contracts in the field of law involved in the subject controversy

18.3 The arbitrator shall be selected as provided in this Section 18 and otherwise I accordance with the AAA's Commercial Arbitration Rules in effect on the date of this Agreement, except that each party shall be entitled to strike on a peremptory basis any or all of the names of potential arbitrators on the list submitted to the parties by the AAA as being qualified in accordance with the criteria set forth in paragraph 18.2 hereof. In the event the parties cannot agree on a mutually acceptable arbitrator from the list submitted by the AAA, the Regional Vice President of the AAA, under the supervision of the AAA's national department of case administration, shall submit to both parties a second list containing the names of three lawyers meeting the foregoing qualifications, each of whom shall be a member of the AAA's Commercial Finance Disputes Arbitration Panel, and each party shall be entitled to strike one of such names on a peremptory basis, indicating its order of preference with respect to the remaining names, and the selection of the arbitrator shall be made by such Regional Vice President from among such name(s) which have not been so stricken by either party in accordance with their designated order of mutual preference.

18.4 Each party will, upon the written request of the other party, provide the other with copies of documents relevant to the issues raised by any claim or counterclaim. Other discovery may be ordered by the arbitrator. Any dispute regarding discovery, including disputes as to the need therefor or the relevance or scope thereof, shall be determined by the arbitrator, which determination shall be conclusive. All expenses and fees of the arbitrator and expenses for hearing facilities, stenographers and other expenses of the arbitration shall be borne equally by both parties unless they agree otherwise, or unless the arbitrator in the award assesses such expenses against one of the parties other than equally. Each party shall bear its own counsel fees and the expenses of its witnesses except to the extent otherwise provided in the Agreement. Any attorney

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who serves as an arbitrator shall be required to agree to do so for a fee based on his or her current hourly rate for handling commercial matters. The arbitration proceedings conducted pursuant hereto shall be confidential. Neither party shall disclose any information about the evidence adduced by the other in the arbitration proceedings or about documents produced by the other in connection with the proceeding except in the course of a judicial, regulatory or arbitration proceeding or as may be requested by governmental authority. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford the other party opportunity to protect its interests. The arbitrator(s), expert witnesses and stenographic reporters shall sign appropriate nondisclosure agreements in order to effectuate this agreement of the parties as to confidentiality. The arbitrator(s) shall set forth their findings of fact and conclusions of law and shall render an award based thereon. Upon application to the court for an order confirming, modifying or vacating the award, the court shall have the power to review (a) whether the findings of fact rendered by the arbitrator(s) are supported by substantial evidence and (b) whether, as a matter of law based on such findings of fact, the award should be affirmed, modified or vacated. Upon such determination, judgment shall be entered in favor of either party consistent herewith.

18.5 Nothing herein will be construed to prevent Secured Party's or Debtor's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive Secured Party's or Debtor's right to compel arbitration of any Dispute. If either Secured party or Debtor brings any other action for judicial relief with respect to any Dispute, the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. 18.6 Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding with respect to such Dispute. ; Except as otherwise stated herein, all notices, arbitration claims, responses, requests

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and documents will be sufficiently given or served if mailed or delivered: (i)
to Debtor's principal place of business specified herein; and (ii) to Secured Party, 1415 28th St., West Des Moines, Iowa 50266-1450, Attention: Director, Wholesale Credit, or such other address as the parties may specify from time to time in writing. No arbitration hereunder will include, by consolidation, joinder or otherwise, any third party other than a guarantor of the indebtedness, unless such third party agrees to arbitrate pursuant to the arbitration provisions contained herein and the Rules. 19. If Section 18 of this Agreement or its application is invalid or unenforceable, any legal proceeding with respect to any Dispute will be tried in a court of competent jurisdiction by a judge without a jury. Debtor and Secured party waive any right to a jury trial in any such proceeding.

THIS CONTRACT CONTAINS BINDING ARBITRATION AND JURY WAIVER PROVISIONS.

LOCATION.  Debtor Business and Storage Addresses:
     124 N. Belair Rd.
     Augusta, GA 30809


     To include any and all locations.

Secured Party Business Address:

Deere Credit, Inc.
1415 28th Street
West Des Moines, Iowa 50266-1450

21. MEDIA NEUTRALITY. Nothing in this Agreement shall be construed to require the use of any particular medium of communication. A communication by any commercially acceptable means is sufficient, provided that a communication required to be "in writing" or "written" must be in some form other than oral.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed by their proper officers/agents as of the 28th day of September, 1999.


                                              Apple Homes Corporation
                                                      (Debtor)
ATTEST:       /s/ Laura H. Rollins            BY:   /s/ E. Samuel Evans
              ---------------------------           ----------------------------
(or Witness)    Secretary or Witness                    E. Samuel Evans
                                              TITLE:    President

(Corporate Seal), if applicable

                                           ACCEPTED:   DEERE CREDIT, INC.
                                                       (Secured Party)

                                           BY:  /s/  Deb Gallagher
                                                --------------------------------
                                           TITLE: Credit Analyst/Deb Gallagher


                                           DATE:    5 October 1999

                                 TERMS SCHEDULE
               INVENTORY SECURITY AGREEMENT and POWER OF ATTORNEY
                              MANUFACTURED HOUSING

The below listed terms have been established for financing your new inventory. Interest charges are computed as provided in your Inventory Security Agreement in which these terms are incorporated by reference.

Prime Rate will be the "base rate" quoted by Citibank, New York, on the 15th day of the month prior to the month for which charges are billed; however, the minimum Prime Rate used to determine the interest rate is 6.0%. All charges are due upon receipt of the billing statement and are past due on the 21st of the month.

The interest rates being offered are based on an average minimum monthly receivable balance of $1,750,000.

When special programs are offered in relation to a specific manufacturer's product, the interest rate charged will be the lower of the manufacturer's program rate or the rate stated below.

Any notice of program or Terms Schedule changes will be given as provided in the Inventory Security Agreement.

The Interest rate
Is as follows:        1-365 days.........................Prime Rate plus 1.75%
                      366 days until paid in full........Prime Rate plus 3.75%

Flat Charges:         A monthly flat charge per manufacturer's program schedule.

Curtailments:         The curtailment and maturity schedule varies by product
                      based on the program negotiated with each manufacturer.
                      The programs currently in effect for the manufacturers you have chosen are attached.

Default Finance
Charge:               As provided in your Inventory Security Agreement.

   Apple Homes Corporation                    DEERE CREDIT, INC.
         (Debtor)                             (Secured Party)

By:  /s/ E. Samuel Evans                      [CORPORATE SEAL]
     ----------------------
         E. Samuel Evans

Title:   President

Date:    9/28/99

Attachment 1

This financing statement covers the following types (or items) of property:

All types of inventory consisting of, but not limited to, recreational vehicles and manufactured homes and equipment (and proceeds thereof) which are held for sale, rental or lease by debtor, now or hereafter acquired, including but not limited to: recreational vehicles, manufactured homes, mobile homes, modular homes, motor homes, micro -mini motor homes, mini-motor homes, park models, vans, van conversions, van campers, travel trailers, fifth wheel trailers, truck campers, camping trailers, tent trailers, tow vehicles, and the like; as well as parts, accessories and all other equipment used or intended to be used in conjunction with any of the foregoing: all equipment, fixtures, accounts, contract rights, documents, instruments, accounts receivable, general intangibles, chattel paper and books and records, presently existing or hereafter arising: all such property returned to or repossessed by or on behalf of debtor, including such of the same as may be after acquired property: all present and future accessions to substitutions for, and proceeds of the foregoing: all reserves of any type description, or origin established at any time by secured party.